                  VINEYARD  PURCHASE  AGREEMENT
                  -----------------------------

THIS  AGREEMENT  dated  as  of  the  26th  day  of  April,  2001.


BETWEEN:

           RMA ENTERPRISES LTD., of 790 Grantham Place, North Vancouver, British Columbia, V7H 1T1


           (hereinafter  called  the  "Vendor")

AND:

           WINESHARES  INTERNATIONAL  INC.,  of  15  -  144  Sumac Ridge Drive,
           PO Box 619, Summerland,  BC   V0H  1Z0

           (hereinafter  called  the  "Purchaser")



WHEREAS:

A. The Vendor is the holder, in fee simple, of the real estate and property described in Schedule "A hereto and known as the Eagle Bluff Vineyards (the "Eagle Bluff Vineyards" or the "Property");

B. The Purchaser is desirous of purchasing the Eagle Bluff Vineyards for the purposes of operating an estate winery.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     PURCHASE  AND  SALE
       -------------------

1.1 At and for the consideration set out in paragraph 2 hereof, the Purchaser agrees to purchase and the Vendor agrees to sell, as a going concern, the Eagle Bluff Vineyard including the land (as more particularly described in Schedule "A" hereto), the buildings thereon, the crops thereon, any chattels used in connection with the operation of the Property as a vineyard (including chattels set out in Schedule "B") and the benefit of the Grape Grower's Contract (a copy of which is attached as Schedule "C").

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                                     - 2 -
2.     CONSIDERATION
       -------------

2.1 The consideration for the purchase shall be $650,000 payable as follows:

(a) $10,000 by the issue, from the Purchaser to the Vendor, on execution of this Agreement, of a promissory note payable without interest on the earlier of the date which is one year from the date of this Agreement or the date the Purchaser elects to register this Agreement in the Land Titles Office;

(b) the principal portion of the payments by the Purchaser to the Mortgagee of the Vendor pursuant to paragraph 6.2, in reduction of the Vendor's mortgages (the "Mortgages") described in Schedule "D" hereto; and

(c)     The  balance  by  certified  cheque  at  Closing.

2.2       (a)     as  additional  consideration  for the Vendor entering into this Agreement the Purchaser agrees to issue to the Vendor forthwith on execution of this agreement 150,000 shares of the Purchaser's common stock (the "Shares").

          (b) the Vendor acknowledges that all shares of the Purchaser's common stock issued by the Purchaser pursuant to this Agreement (the "Shares") will be governed by the following:

          (i) the Shares will be issued as "restricted shares", as contemplated by the United States Securities Act of 1933 (the "1933 Act"). The Vendor acknowledges and agrees that the Shares have not been registered under the 1933 Act and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to the Purchaser to the effect that such registration is not necessary;

          (ii) the certificates representing the Shares will be endorsed with the following legend:

                                                                          2
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                                     - 3 -

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(d) the Shares will be issued to the Vendor based on the representations and warranties of the Vendor that:

           (i) The Vendor has not offered or sold the Shares within the meaning of the 1933 Act;

           (ii) The Vendor is not a "U.S. Person" as defined by Regulation S of the 1933 Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

           (iii) The Vendor is acquiring the Shares for its own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

           (iv) The Vendor does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

           (v) The Vendor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

           (vi) The Vendor is aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

                                                                          3
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                                     - 4 -
           (vii) The Shares were offered to the Vendor in direct communication between the Vendor and the Purchaser and not through any advertisement of any kind;

           (viii) The Vendor has the financial means to bear the economic risk of an investment in the Shares;

           (ix) The Vendor is a company, all the shares of which are beneficially owned by persons who are close personal friends, relatives or business associates of Ralph Oakes, a director of the Purchaser.


2.4     Allocation  of  Purchase  Price

     The  parties  agree  that the Purchase Price shall be allocated as follows:

     (a)       the  Lands                                        $440,000

     (b)       the  Buildings                                    $140,000

     (c)       the  Crops                                        $ 49,990

     (d)       the  Chattels                                     $ 20,000

     (e)       Assignment of the Grape Grower's Contract         $     10


3.     VENDOR'S  REPRESENTATIONS  AND  WARRANTIES
       ------------------------------------------

The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser shall rely on them in entering into this Agreement and in concluding the purchase and sale contemplated in this Agreement, that as of the date of the Agreement (unless otherwise specified) and the Closing Date (unless this Agreement is earlier terminated):

3.1     Status  of  the  Vendor

(a) the Vendor is a corporation duly incorporated and existing under the laws of British Columbia, has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite proceedings and that this Agreement constitutes a legal, valid, and binding obligation of the Vendor in accordance with its terms;
                                                                          4
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                                     - 5 -

(b)     the  Vendor  is  the  registered  and  beneficial owner of the Purchased
Property;

(c) on the Closing Date the Vendor will not have any indebtedness to any person, business, company, or governmental authority which by operation of law or otherwise then constitutes a lien, charge or encumbrance on the Property or which could affect the right of the Purchaser to own, occupy, and obtain revenue from the Property;

(d) there is no claim or litigation pending or, to the knowledge of the Vendor, threatened with respect to the Vendor, the Property, or the occupancy or use of the Property by the Vendor which could affect the right of the Purchaser to own, occupy, and obtain revenue from the Property or the ability of the Vendor to perform its obligations under this Agreement;

(e) neither the execution of this Agreement nor its performance by the Vendor will result in a breach by the Vendor of any term or provision or constitute a default under any indenture, mortgage, deed of trust, or any other agreement to which it is bound; and

(f) the Vendor is resident in Canada within the meaning of the Income Tax Act (Canada).

3.2     Title  to  the  Property

(a) on the Closing Date, the Vendor shall have good and marketable title to the Purchased Property free and clear of all liens, charges, and encumbrances;

(b) no lien under the Builders Lien Act exists or is claimed with respect to the Property nor any part of the Property.


3.3     The  Buildings

(a) neither the Buildings nor their use violates any zoning or other bylaw, law, ordinance, or regulation applicable to it and the Vendor has not received any notice of any impending or intended rezoning of the Property;

(b) there are no work orders or inspector's orders or notices threatening the work orders or inspector's orders that are outstanding from any governmental authority requiring repairs, alterations, modifications or demolition of the Buildings or any part of the Buildings;

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                                     - 6 -

(c) the Buildings are wholly within the boundaries of the Lands and the location and existence of the Buildings do not infringe the provisions of any easement, right of way, or encumbrance registered against or otherwise affecting the Property and there are no improvements on any adjoining lands, whether public or private, that encroach on the Lands;

(d) the Buildings, including without limitation all heating, ventilation, plumbing, drainage, air conditioning, and electrical systems:

           (i) has been constructed and maintained in a good and workmanlike manner, in accordance with all bylaws, codes and regulations applicable on the Closing Date, and is structurally sound;

           (ii) is fully operational and without material defect, reasonable wear and tear excepted; and

           (iii)   is  suitable  for  the  purposes for which it was  designed;

(e) there is not now and has never been any urea formaldehyde insulation or asbestos in the Buildings or any hazardous or toxic wastes in the Buildings or the Lands.

3.4     The  Crops

(a) approximately eight acres of the Property are currently planted and productive of Chardonnay and Riesling grapes;

(b)     a  further  1.75 acres of the Property are planted with vines to produce
Merlot and Pinot Gris grapes and are expected to be productive of grapes in three years or less; and

(c) current grape production is not less than 6.5 tons per acre under planting


3.5    The  Grape  Grower's  Contract

       The  Grape  Grower's  Contract  will,  on  the  Closing  Date:

(a)    be  in  good  standing;  and

(b)    be  assignable  by  the  Vendor  to  the  Purchaser.

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                                     - 7 -

3.6     the  Chattels  will,  on  the  Closing  Date:

  (a)     be free and clear of all claims, liens, charges, and encumbrances;

  (b)     be  assignable  by  the  Vendor  to  the  Purchaser;

  (c) have been maintained in a manner which a prudent owner of such property would adopt, subject to normal wear and tear;

(d) be fully operational in all material respects and free of all material defects, normal wear and tear excepted; and

(e)     be  sufficient  to  carry  on  the  Business  in  its  ordinary  course;

3.7     Property  Taxes

(a) there are no local improvement charges or special levies against the Property nor has the Vendor received any notice of any such proposed local improvement charges or special levies; and

(b) all municipal taxes, rates, levies, and assessments with respect to the Property are paid in full and there is no pending appeal or other proceedings in existence with respect to any such taxes, rates, levies, and assessment.

3.8     General

(a) the Vendor possesses all necessary licences and permits to operate the Property and all terms and conditions of the licences and permits have been duly complied with and all licences and permits are in good standing;

(b) neither the Property, nor any part of the Property, has been expropriated or condemned, nor has the Vendor received any notice of any proposed expropriation or condemnation;

(c) all records and financial statements relating to the operation of the Purchased Property which have been or are to be disclosed to the Purchaser have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and correctly set out the results of the operation of the Purchased Property; and

(d) there are no collective agreements or proceedings under the British Columbia Labour Relations Code involving the Vendor or its employees which would become an obligation of or be binding upon the Purchaser.

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                                     - 8 -


3.9     Survival  of  Vendor's  Representations  and  Warranties

The representations and warranties contained in paragraph 3.8 shall survive the Closing Date and shall continue in full force and effect for the benefit of the Purchaser after the Closing Date notwithstanding any independent inquiry or investigation by the Purchaser or the waiver by the Purchaser of any condition set out in paragraph 5.2, the subject matter of which is contained in a representation or warranty in this Agreement.

3.10     Vendor's  Indemnity

The Vendor will indemnify the Purchaser against, and save it harmless from, any loss, cost or damage of any nature whatsoever sustained by the Purchaser directly or indirectly by reason of a breach, inaccuracy or incompleteness of any of the warranties or representations set forth in paragraph 3.1. The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on such warranties and representations and the other warranties, representations, terms and conditions set out in this Agreement.


4.     PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES
       ---------------------------------------------

4.1          Representations  and  Warranties:  The  Purchaser  represents  and
             --------------------------------
warrants to the Vendors, and acknowledges that the Vendors have relied upon such representations and warranties in entering into this Agreement, that except as disclosed herein:

(a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b) the Purchaser currently has 10,118,000 common shares issued and outstanding.

(c) no person has any option, warrant or other right to acquire from the Purchaser any shares of the Purchaser's common stock;

(d) there are no actions, suits or proceedings pending or threatened against or affecting the Purchaser and the Purchaser is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

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                                     - 9 -

5.     SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES
       ----------------------------------------------

5.1 The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor's favour without prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor's representations in the Purchaser's favour.

6.     VENDOR'S  AND  PURCHASER'S  COVENANTS
       -------------------------------------

6.1     The  Vendor  covenants  with  the  Purchaser  to:

(a) permit the Purchaser and its representatives to enter onto the Land and carry out such inspections, tests, studies, appraisals, surveys and investigations of the Land and the Building as the Purchaser may reasonably require;

(b) cause the Property and the Chattels to be maintained and repaired and to effect replacements to the Property and the Chattels as may be required before the Closing Date in the manner of a prudent owner;

(c) not enter into or amend any contract with respect to the Property including, without limitation, leases or service contracts, before the Closing Date without the prior written approval of the Purchaser;

(d)     maintain  the  Mortgages  in  good  standing;

(e) provide the Purchaser with continuing access to all records and other documents relating to the operation of the Property in the possession or control of the Vendor which are not delivered to the Purchaser on or before the Closing Date;

(f) grant authorizations reasonably required by Purchaser to authorize municipal and statutory authorities to release information confirming compliance with laws, bylaws and other statutory and governmental regulations and with respect to potential statutory liens; and

(g) pay when due any indebtedness of the Vendor to any governmental authority which, by operation of law or otherwise, becomes a lien, charge, or encumbrance on the Property from and after the Closing Date, including without limitation, corporation capital taxes and workers' compensation payments.

6.2     The  Purchaser  covenants  with  the  Vendor  to:

(a) pay to the Mortgagee of the Vendor, in satisfaction of the Vendor's obligations under the Mortgages described in Schedule "D", all proceeds received from the sale of grape production on the Property prior to closing;

(b) cooperate fully with any effort by the Vendor to sell the shares issued pursuant to paragraph 2.2, in accordance with Rule 144 promulgated under the United States Securities Act of 1933, including directing the Company's transfer agent, where appropriate, to remove legends and requesting that the Company's legal counsel provide opinions where required by the Company's transfer agent.

6.3     Survival  of  Covenants

The covenants contained in paragraphs 6.1 and 6.2 shall survive the Closing Date and shall continue in full force and effect for the benefit of the Purchaser.


7.     CONDITIONS

7.1     Purchaser's  Conditions  Precedent

The obligation of the Purchaser to complete the purchase of the Purchased Property on the Closing Date is subject to the following conditions precedent being in effect or satisfied within the time herein provided:

(a) on or before the date which is two years after the date this Agreement is executed by the Vendor and the Purchaser, the Purchaser will have received all necessary government approvals, including, without limiting the generality of the foregoing, a license under the Liquor Distribution Act RSBC c 268, to operate an Estate Winery Store on the Property;

(b) on or before the date which is 10 business days after the date this Agreement is executed, the principal of the Vendor Mr. Robert Mingay entering into a Vineyard Management Agreement in the form attached as Schedule "E" hereto;

provided that until notice of satisfaction or waiver is received in the manner described below, the Vendor shall have the right to consider other offers to purchase the Property. If the Vendor receives a bona fide offer that the Vendor is prepared to accept, the Vendor shall have the right to deliver notice to the Purchaser stating that it has received an offer that it is prepared to accept and the Purchaser shall have 30 days from the time the notice is delivered to waive the foregoing conditions. The notice of waiver shall be in writing and shall be delivered to the Vendor in the manner set out in paragraph 10.5 below. If the Purchaser does not deliver the notice of waiver within the specified time, this Agreement shall terminate.

7.2     Waiver

All of the conditions precedent set forth in paragraph 5.1 are for the Purchaser's sole benefit and each may be waived unilaterally by the Purchaser, at the Purchaser's election. If the Purchaser does not give the Vendor notice of the satisfaction or waiver of all of such conditions precedent within the time therein provided then the Purchaser's obligation to purchase the Purchased Property will be at an end.

8.     RISK/POSSESSION
       ---------------

8.1     The  Passing  of  Risk

The Building and the Chattels shall be at the risk of the Vendor until completion of the closing.

8.2     Material  Loss  or  Damage

If there is any Material Loss prior to the passing of risk the Purchaser shall, within seven days following such loss or damage, by notice in writing at its option either:

(1) terminate this Agreement, and neither party shall be under any further obligation to the other; or

(2) elect to complete the purchase, in which case the proceeds and the right to receive the proceeds of all insurance shall be assigned by the Vendor to the Purchaser on the Closing Date.

In the absence of delivery of such notice, the Purchaser shall be deemed to have elected to complete the purchase.

8.3     Possession

The Vendor shall deliver vacant possession of the Property to the Purchaser on the Closing Date, subject only to the Permitted Encumbrances upon completion of the sale and purchase of the Property. Prior to Closing the Purchaser shall have the right to operate the Property as a vineyard, subject to the appointment of Robert Mingay as Manager, pursuant to the Vineyard Management Agreement attached as Schedule "E" hereto, and to receive the proceeds of all grape production from the Property subject to the Purchaser's obligations under paragraph 6.2.

9.     CLOSING  PROCEDURE
       ------------------

9.1     The  Closing

The closing of the purchase and sale of the Purchased Property will commence at 12:00 noon on the Closing Date, being the second business day following the satisfaction or waiver of all of the conditions set out in paragraph 7.1 of this agreement. In the event of Material Loss under paragraph 8.2, the Closing Date shall be deferred for seven days. Closing will take place at the offices of O'Neill & Company, Suite 1880, 1055 West Georgia Street, Vancouver, BC, or at such other place as the parties may mutually agree.

9.2     Vendor's  Documents

On  the  Closing  Date, the Vendor shall deliver to the Purchaser the following:

(a) a duly executed registrable Form A-Freehold Transfer (the "Transfer") transferring the Property to the Purchaser free and clear of all liens, charges, and encumbrances;

(b)     to  the  extent  not  previously  delivered,  all Chattels and all keys;

(c) a duly executed bill of sale, transferring the Chattels to the Purchaser free and clear of all liens, charges, and encumbrances;

(d)     certificates  regarding  GST  representations  and  warranties;

(e)     the  Vendor's  statement  of  adjustments;

(f) an assignment of all of the Vendor's rights under any and all warranties, guarantees, or contractual obligations, in form and substance satisfactory to the Purchaser, acting reasonably, which entitle the Vendor to any rights against a contractor or supplier engaged in the repairs, maintenance, renovations, and modifications of the Property or any part of the Property or any of the Chattels, insofar as those rights can be assigned, together with the right to use the Vendor's name to enforce any such unassignable warranties, guarantees, or contractual obligations, and to obtain all benefits from any legal proceedings initiated by it in the name of the Vendor with respect the Property;

(g) a certified copy of a resolution of the directors of the Vendor authorizing the execution and implementation of this Agreement and the transactions contemplated in it;

(h) a statutory declaration of a senior officer of the Vendor stating that the Vendor is resident in Canada within the meaning of the Income Tax Act (Canada);

(i) assignments of the Grape Grower's Contract in form and substance satisfactory to the Purchaser, acting reasonably;

(j) such notice as the Purchaser, acting reasonably, shall require, to the other parties under the Grape Grower's Contract and Leases of the assignment thereof;

(k)     consent  to  use  the  name  Eagle  Bluff  Vineyards;

(l) an assignment of any licenses or permits required in connection with the operation of the Purchased Property;

(m) an opinion from the solicitor for the Vendor with respect to the status of the Vendor and the Purchased Property, in form and substance satisfactory to the Purchaser, acting reasonably; and

(n) such other documents and assurances as may be reasonably required by the Purchaser to give full effect to the intent and meaning of this Agreement.

9.3     Preparation  of  Closing  Documents

The closing documents contemplated in paragraph 9.2 will be prepared by the Purchaser's solicitors (to the extent that preparation is required) and delivered to the Vendor's solicitors at least two days before the Closing Date.

9.4     Payment  in  Trust

On or before the Closing Date the Purchaser will pay to the Purchaser's solicitors in trust the amount due to the Vendor under paragraph 2.1(c), less the amount to be advanced to the Purchaser on the Closing Date under any mortgage financing arranged by the Purchaser.

9.5     Registration

Forthwith following the payment in paragraph 9.4 and after receipt by the Purchaser's solicitors of the documents and items referred to in paragraph 9.2, the Purchaser will cause the Purchaser's solicitors to file the Transfer in the appropriate land title office concurrently with any security documents applicable to any mortgage financing arranged by the Purchaser in connection with the purchase of the Purchased Property.

9.6     Closing

Forthwith following the filing referred to in paragraph 9.5 and upon the Purchaser's solicitors being satisfied as to the Purchaser's title to the Land after conducting a post filing for registration check of the property index disclosing only the following:

(1)     the  existing  title  number(s)  to  the  Land;

(2)     Permitted  Encumbrances;

(3)     pending  number  assigned  to  the  Transfer;

(4)     any  financial  encumbrances  to  be  discharged  by  the  Vendor;

(5) pending numbers assigned to any security documents applicable to any mortgage financing arranged by the Purchaser in connection with the purchase of the Purchased Property; and

(6)     any  other  charges  granted  by  the  Purchaser,

the Purchaser will cause the Purchaser's solicitors, forthwith upon receipt by them of the proceeds of any mortgage financing arranged by the Purchaser in connection with the purchase of the Purchased Property, to deliver to the Vendor's solicitors a trust cheque for the amount due to the Vendor under paragraph 2.1(c), and to release the items referred to in paragraph 9.2 to the Purchaser.

9.7      Concurrent  Requirements

It is a condition of this Agreement that all requirements of this paragraph 9 are concurrent requirements and it is specifically agreed that nothing will be completed on the Closing Date until everything required to be paid, executed and delivered on the Closing Date has been so paid, executed and delivered and until the Purchaser's solicitors have satisfied themselves as to the Purchaser's title under paragraph 9.6.

9.8     Discharge  of  Vendor's  Encumbrances

The Purchaser acknowledges and agrees that if the Vendor's title to the Land is subject to any financial encumbrance which is required to be discharged by the Vendor, the Vendor will not be required to clear title before the receipt of the net sales proceeds but will be obligated to do so within a reasonable time following closing and the Purchaser will pay or cause its solicitors to pay the balance of the adjusted Purchase Price to the Vendor's solicitors in trust on their undertaking to discharge any such financial encumbrance.

9.9      Election

If on the Closing Date any of the representations or warranties made by the Vendor are untrue in any material respect or the Vendor is in default in any material respect under any of the covenants and agreements to be observed or performed by the Vendor under this Agreement, the Purchaser may elect not to complete the purchase of the Purchased Property under this Agreement or to complete the purchase of the Purchased Property under this Agreement, in either case without prejudice to any rights or remedies the Purchaser may have in respect of the Vendor's breach or default.


10.     MISCELLANEOUS
        -------------

10.1     Time

Time shall be of the essence of this agreement and the transactions contemplated in this Agreement notwithstanding the extension of any of the dates under this Agreement.

10.2     Tender

Any tender of documents or money may be made upon the party being tendered or upon its solicitors, and money may be tendered by certified cheque, solicitor's trust cheque, or bank draft.

10.3     Failure  to  Close

Notwithstanding any other provision of this Agreement, should the Purchaser fail to close the Purchase and Sale as contemplated by this Agreement, either through default of the Purchaser or the failure to satisfy any condition precedent within the time required, the Vendor shall be entitled to retain any funds paid to the Vendor and any shares issued to the Vendor pursuant to paragraph 2 of this Agreement and shall not have any right or cause of action against the Vendor in respect of such failure of Closing.



10.4     Relationship  of  the  Parties

Nothing in this Agreement shall be construed so as to make the Purchaser a partner of the Vendor or an owner of the Purchased Property for any purpose, including the Builders Lien Act, until the Closing Date, and the Vendor shall indemnify and save the Purchaser harmless from any and all costs, expenses, damages, claims, or liabilities which may be incurred with respect to the Purchased Property before the Closing Date which the Purchaser is not obligated to assume under this Agreement, and this provision shall survive the Closing Date or the termination of this Agreement.

10.5     Notice

Any notice required or permitted to be given under this Agreement shall be sufficiently given if delivered personally or if sent by prepaid registered mail as follows:

(1)     to  the  Purchaser  at:  15  -  144  Sumac  Ridge  Drive,  PO  Box  619,
Summerland,  BC   V0H  1Z0

(2)     to  the  Vendor  at:  790  Grantham  Place, North Vancouver, BC, V7H 1T1

provided that any party shall be entitled to designate another address by giving notice of it to the other party in accordance with the terms of this Agreement. Any notice so mailed shall be deemed to have been received, except during a period of interruption of normal postal service, on the fourth business day following the date of mailing.

10.6     Further  Assurances

Each of the parties shall, at the expense of the other party, execute and deliver all such further documents and do such further acts and things as the other party may reasonably request from time to time to give full effect to this Agreement.

10.7     Assignment

The Purchaser may assign its rights under this Agreement with the prior written consent of the Purchaser, such consent not to be unreasonably withheld.

10.8     Non-merger

None of the provisions of this Agreement shall merge in the transfer of the Property or any other document delivered on the Closing Date, and the provisions of this Agreement shall survive the Closing Date.

10.9     Certificates

Wherever this Agreement provides for a certificate of a responsible officer of a party, that certificate shall state that the officer has made reasonable and prudent inquiries to determine the accuracy of the matter certified and that certificate shall be deemed to constitute a representation and warranty or a covenant, as the case may be, by the party whose officer signed the certificate.

10.10     Payment  of  Fees

Each party shall pay its own legal fees. The Purchaser shall be responsible for all registration fees payable in connection with registration of the transfer of land referred to in paragraph 9.2(a) and the Vendor's Mortgage but the Vendor shall be responsible for the costs of clearing title of any financial encumbrances.

10.11     Commission

The Vendor agrees that it is the Vendor's responsibility to pay any real estate commission payable as a result of the purchase and sale of the Property, and agrees to indemnify the Purchaser with respect to all real estate commissions in connection with the transaction and agrees that such commission shall be paid out of the Purchase Price on the Closing Date.

10.12     Goods  and  Services  Tax

The Purchase Price does not include federal goods and services tax ("GST"). On the Closing Date, the Purchaser will pay to the Vendor, as agent for Her Majesty the Queen in right of Canada, in addition to the Purchase Price, the amount of GST exigible in respect of the transactions contemplated in this Agreement or, if the Purchaser is registered for GST purposes on the Closing Date, the Purchaser may self-assess the GST and account directly to Revenue Canada, Excise therefor if the Purchaser provides the Vendor with a certificate signed by an officer of the Purchaser confirming the Purchaser's registration number and the Purchaser's registered status.

10.13     Binding  Effect

This Agreement shall enure to the benefit of and be binding upon the parties, their respective heirs, executors, administrators, and other legal representatives and, to the extent permitted in this Agreement, their respective successors and assigns.

10.14     Extended  Meanings

Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

10.15     Headings

The headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.16     Applicable  Law

This Agreement shall be interpreted in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia.

10.17     Independent  Legal  Advice

The Vendor acknowledges that this Agreement has been prepared by O'Neill & Company acting on behalf of the Purchaser only. The Vendor acknowledges that it has been advised to obtain independent legal advice.

10.18     Entire  Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of the Agreement and contains all of the representations, warranties, covenants and agreements of the respective parties, and may not be amended or modified except by an instrument in writing executed by all parties. This Agreement supersedes all prior agreements, memoranda, and negotiations between the parties.

10.19     Schedules

The  Schedules  attached  to  this  Agreement  form  part  of  this  Agreement.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


THE  COMMON  SEAL  OF                   )
RMA  ENTERPRISES  LTD.                  )
was hereto affixed in the presence of:  )
                                        )               c/s
"SIGNED"                                )
------------------------                )
Authorized  Signatory                   )



THE  COMMON  SEAL  OF                   )
WINESHARES  INTERNATIONAL  INC.         )
was hereto affixed in the presence of:  )
                                        )               c/s
"SIGNED"                                )
------------------------                )
Authorized  Signatory                   )

                   SCHEDULE  "A"
                   -------------


                   THE  PROPERTY
                   -------------


Parcel  Identifier

     005-514-312


Legal  Description  of  Land

     Lot  4  District  Lot  2710  Similkameen  Division Yale District Plan 25434

                   SCHEDULE "B"
                   ------------


                   THE  CHATTELS



Equipment  -   1  Ford   ton  pickup
               1  Kubota  2800  tractor
               Spreader
               Compressor
               Farm  King  Rotovator
               50  Air  Blast  Sprayer
               200  litre  weed  sprayer
               4  foot  cultivator
               grader  blade
               air  driven  pruner
               4  foot  flailer/mower
               bin  forks
               2  fuel  tanks
               various  pruners,  tools,  tie  downs,  posts,  wire,  etc.

                   SCHEDULE  "C"
                   -------------

                   GRAPE  GROWER'S  CONTRACT
                   (Provided as Exhibit 10.3 to the 10SB)

                   SCHEDULE "D"
                   ------------

                   THE  MORTGAGE


Mortgage in favour of HSBC Bank Canada in the principal amount of $442,500 dated July 13, 2000. Also secured by security interest in Crops filed under Personal Property Security Act and assignment of rents.

                                  SCHEDULE "E"
                                  ------------

     MANAGEMENT  SERVICES  AGREEMENT  WITH  ROBERT  MINGAY
            (Provided as Exhibit 10.1 to the 10SB)


                                                                          3